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                                                                Exhibit 11

                  Consent of Independent Public Accountants
                  -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 38 of our report dated November 1, 1995 and to all references to our Firm included in or made a part of Post-Effective Amendment.


                                        /S/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP
Cincinnati, Ohio,
January 23, 1996